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                                                                       Form 10-K
                                                             Year Ended 12/31/99
                                                                    Exhibit 4(g)


                         R.R. DONNELLEY & SONS COMPANY

                                   APPROVAL

                                      BY
                    SENIOR VICE PRESIDENT, HUMAN RESOURCES

                                   ADOPTING

                             AMENDMENT NUMBER ONE
                                    to the
                         FEBRUARY 9, 1999 RESTATEMENT
                         -----------------------------
                                    of the
                      DONNELLEY DEFERRED COMPENSATION AND
                      -----------------------------------
                            VOLUNTARY SAVINGS PLAN
                            ----------------------


Pursuant to Section 3.12 of the By-Laws of R.R. Donnelley & Sons Company (the "Company") and authority delegated pursuant thereto by the Human Resources Committee of the Board of Directors of the Company, the undersigned Senior Vice President, Human Resources (the "Senior Vice President") hereby adopts the document attached hereto entitled "Amendment Number One to the February 9, 1999 Restatement of the Donnelley Deferred Compensation and Voluntary Savings Plan."

Executed by the Senior Vice President this 30th of June, 1999.



                              /s/ Haven E. Cockerham
                              ----------------------
                              Haven E. Cockerham
                              Senior Vice President, Human Resources

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                         R.R. DONNELLEY & SONS COMPANY

                             AMENDMENT NUMBER ONE
                             --------------------
                                    to the
                         February 9, 1999 Restatement
                                    of the
                      DONNELLEY DEFERRED COMPENSATION AND
                      -----------------------------------
                            VOLUNTARY SAVINGS PLAN
                            ----------------------

                Providing for Automatic Enrollment in the Plan,
                ----------------------------------------------
            Matching Contributions and a Match Equalization Feature
            -------------------------------------------------------

WHEREAS, R.R. Donnelley & Sons Company (the "Company") maintains for the benefit of certain of its employees and certain employees of its participating subsidiaries the Donnelley Deferred Compensation and Voluntary Savings Plan (the "Plan");

WHEREAS, the Company desires to automatically enroll newly hired employees in the Plan;

WHEREAS, certain employees of the Company's Wheeling Division and certain employees of R.R. Donnelley Seymour, Inc. currently receive a match under
Section 4.3(b) of the Plan;

WHEREAS, the Company desires to provide matching contributions to certain Members who are not currently receiving matching contributions under the Plan;

WHEREAS, pursuant to Section 7.1(a) of the Plan, an investment fund will be established for the purposes of (i) holding matching contributions and (ii) permitting Members to invest in Company Stock under the Plan (the "Company Stock Fund"); and

WHEREAS, the Company desires to allow Members to direct voting with respect to shares of Company Stock represented by units of the Company Stock Fund credited to Members' Accounts under the Plan.

NOW, THEREFORE, pursuant to the power of amendment in Section 18.1 of the Plan, the Plan is amended, effective July 1, 1999, in the following respects:

1. Section 2(1) (the definition of "Account") is amended by adding "Donnelley Matching Account," after "Matching Account," where it appears therein.

2. The following new Section 2(13) is added and the remaining subsections are renumbered accordingly:
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          Company Stock Fund. The "Company Stock Fund" is an investment fund
          ------------------
          established by the Company pursuant to Section 7.1(a) which consists of shares of Company Stock, cash and cash equivalents.

3. The following new Section 2(17) is added and the remaining subsections are renumbered accordingly:

          Donnelley Matching Account. A Member's "Donnelley Matching Account" is
          --------------------------
          the account maintained for a Member to which are allocated the matching contributions made pursuant to Sections 4.3(a) and 4.3(b), if any, made on such Member's behalf, plus earnings and net of any withdrawals or losses.

4. Section 2(26) (the definition of "Matching Account") is amended by adding "made pursuant to Section 4.3(d)" after "matching contributions" where it appears therein.

5. Section 2(27) (the definition of "Member") is amended in its entirety to read as follows:

          A "Member" is an Eligible Employee who has elected, or who is deemed to have elected, to make deferred compensation contributions under the Plan as described in Section 4.1 on a before-tax basis, voluntary savings contributions under the Plan as described in Section 3.1 on an after-tax basis, a rollover contribution to the Plan as described in
          Section 3.5 or on whose behalf a TRASOP Account is established pursuant to Section 4.5. An Employee shall cease to be a Member as of the date on which he receives a full and final distributions equal to his entire Account balance.

6. Section 3.2 is amended by adding the following proviso at the end of the first sentence thereof: "; provided, however, that the aggregate amount of a Member's voluntary savings contribution under this Section, together with his deferred compensation contribution made under Section 4.1, if any, shall not exceed 23% of his Compensation per pay period."

7. Section 4.1 is amended by adding the following proviso at the end of the first sentence of the second paragraph thereof: "; provided further, however, that the aggregate amount of a Member's deferred compensation contribution under this Section, together with his voluntary savings contribution made under Section 3.2, if any, shall not exceed 23% of his Compensation per pay period."

8. Section 4.1 is further amended to add a new paragraph at the end thereof to read as follows:

               With respect to an Eligible Employee who commences or recommences employment on or after July 1, 1999, such Employee shall be deemed to have elected to have deferred compensation contributions made on the Employee's behalf at a rate of 3 percent of the Employee's

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

          Compensation and to have his or her Compensation reduced by the same amount (a "deemed deferred compensation contribution election") . An Eligible Employee's deemed deferred compensation contribution election shall become effective on the first day of the second month following the date of the correspondence containing the Employee's personal identification number (or as soon as administratively practicable thereafter). Until the twentieth day of the month preceeding the effective date of a Member's deemed deferred compensation contribution election (or, if such twentieth day is not a trading day on the New York Stock Exchange, such earlier day as is the last trading day on the New York Stock Exchange prior to such twentieth day), such an Employee shall have the right to file an application, in the manner prescribed by the Applicable Named Fiduciary, specifying a different rate of deferred compensation contributions from that described above, or an election specifying the Employee's desire to have no deferred compensation contributions made on his or her behalf. Such Employee also shall have the right to change or terminate such contributions, at the same time and in the same manner as prescribed for voluntary savings contributions in Section 3.3. Notwithstanding anything contained herein to the contrary, no deemed deferred compensation contribution election shall be made pursuant to this paragraph on behalf of any Eligible Employee who is (i) classified by his Employer as a "task-force employee" or collectively bargained employee, and in either case, is employed in Haddon Craftsman Inc.'s Bloomsburg facility or (ii) an Employee of the Company's Wheeling Division or R.R. Donnelley Seymour, Inc.

9. Paragraph (b) of Section 4.3 is redesignated paragraph (d) of such Section, paragraph (a) is amended in its entirety, and new paragraphs (b) and (c) are added to Section 4.3 as follows:

               Section 4.3. Matching Contributions. (a) In General. Subject to
               -----------  ----------------------      ----------
          the limitations of Section 4.4 and Article 5, each Employer shall contribute for each Member for whom such Employer makes deferred compensation contributions pursuant to Section 4.1 a matching contribution equal to 50% of such deferred compensation contributions up to the first 3% of Compensation. Deferred compensation contributions made on behalf of a Member for any payroll period which exceed 3% of the Member's Compensation for such payroll period shall not be considered for purposes of this paragraph. Notwithstanding anything herein to the contrary, no matching contributions shall be made pursuant to this paragraph on behalf of any Member who is (i) classified by his Employer as a "task-force employee" or collectively bargained employee, and in either case, is employed in Haddon Craftsman Inc.'s Bloomsburg facility or (ii) entitled to matching contributions under subsection (d) below.

               (b)  Supplemental Matching Contributions. Subject to the
                    -----------------------------------
          limitations of Section 4.4 and Article 5, each Employer shall make a supplemental matching contribution for each Member (i) who is an Eligible Employee of such Employer on the last day of such Plan Year or who (x) died, (y) became disabled or (z) terminated employment with his Employer on or after attaining age 55 during such Plan Year, (ii) for whom such Employer made deferred compensation contributions for any payroll period during such Plan Year, and (iii) in the following sentence, (A) is greater than (B). Such supplemental matching contributions shall be in an amount equal to the difference, if any, between (A) 50% of the deferred compensation contributions made on behalf of such Member up to 1 1/2% of the Member's total Compensation for such Plan Year and (B) the amount of matching contributions contributed for the Member under paragraph (a) above with respect to payroll periods ending in such Plan Year. Notwithstanding anything herein to the contrary, no matching contributions shall be made pursuant to this paragraph on behalf of any Member who is (i) classified by his Employer as a "task-force employee" or collectively bargained employee, and in either case, is employed in Haddon Craftsman Inc.'s Bloomsburg facility or (ii) entitled to matching contributions under subsection (d) below.

               Notwithstanding anything contained herein to the contrary (but subject to the limitations of Section 4.4 and Article 5), for the 1999 Plan Year, each Employer shall make a supplemental matching contribution for each Member (i) who is an Eligible Employee of such Employer on the last day of such Plan Year or who, during the period beginning July 1, 1999 and ending December 31, 1999 (the "applicable period"), (x) died, (y) became disabled or (z) terminated employment with his Employer on or after attaining age 55, (ii) for whom such Employer made deferred compensation contributions for any payroll period during the Plan Year and (iii) in the following sentence, (A) exceeds (B). Such supplemental matching contributions shall be in an amount equal to the difference, if any, between (A) 50% of the deferred compensation contributions made during the Plan Year on behalf of such Member up to 1 1/2% of the Member's total Compensation for the applicable period and (B) the amount of matching contributions contributed for the Member under paragraph (a) above with respect to payroll periods ending in such applicable period. Notwithstanding anything herein to the contrary, no matching contributions shall be made pursuant to this paragraph on behalf of any Member who is (i) classified by his Employer as a "task-force employee" or collectively bargained employee, and in either case, is employed in Haddon Craftsman Inc.'s Bloomsburg facility or (ii) entitled to matching contributions under subsection (d) below.

               (c)  Form of Matching Contributions. All matching contributions
                    ------------------------------
          made pursuant to paragraphs (a) and (b) shall be made in the form of shares of Company Stock or in cash which the Trustee shall apply to purchase Company Stock, unless it holds all or part in the cash portion of the Company Stock Fund to fulfil the liquidity guidelines established by the Asset Manager pursuant to Section 14.4(e) of the Trust, all as more particularly set forth below. In the case of a Member who is entitled to receive matching contributions pursuant to paragraph (a) above, each time the Employer of such Member makes a deferred compensation contribution on behalf of such Member pursuant to Section 4.1, such Member shall accrue a right to a corresponding matching contribution subject to the limitation on the amount of such matching contributions prescribed by paragraph (a). All matching contributions made pursuant to paragraph (a) shall be funded by the Company no later than the last day of the month following the month in which a Member's right to such matching contributions arises. All matching contributions made pursuant to paragraph (b) shall be funded by the Company prior to the due date, including extensions thereof, of the Company's federal income tax return for the taxable year of the Company with or within which such Plan Year ends. To fund matching contributions, the Company shall (i) contribute shares of Company Stock then held by the Company as treasury stock with a Fair Market Value (as hereinafter defined) equal to the aggregate amount of matching contributions to be made to the Plan, (ii) contribute an amount of cash equal to the sum of such matching contributions, which the Trustee shall apply to purchase Company Stock as soon after receipt as is practicable unless it holds all or part in the cash portion of the Company Stock Fund to fulfil the liquidity guidelines established by the Asset Manager pursuant to Section 14.4(e) of the Trust or (iii) contribute a combination of cash and shares as described in the preceding clauses (i) and (ii). For purposes of the preceding sentence, "Fair Market Value" shall be the closing price (as reported in the New York Stock Exchange-Composite Transactions) of Company Stock on the last trading day prior to the day such shares are transferred. Company Stock which is purchased by the Trustee shall either be purchased on a national securities exchange, or elsewhere, by a person who is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended, who also shall be an "agent independent of the issuer" as defined in Rule 10b-18(a)(6) under such Act.

               Any cash dividends paid with respect to shares of Company Stock represented by units of the Company Stock Fund credited to a Member's Donnelley Matching Account shall be applied to purchase additional shares of Company Stock, unless all or part of such cash dividends are held in the cash portion of the Company Stock Fund to fulfil the liquidity guidelines established by the Asset Manager pursuant to
          Section 14.4(e) of the Trust or invested in such other manner as the Asset Manager may prescribe. Such additional shares of Company Stock purchased pursuant to the foregoing sentence shall either be purchased on a national securities exchange, or elsewhere, by a person who is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended, who also shall be an "agent independent of the issuer" as defined in Rule 10b-18(a)(6) under such Act.

10. Section 7.1(a)(3) is amended by adding at the end thereof: "and/or a Donnelley Matching Account"

11.  Section 7.1(d) is amended in its entirety to read as follows:

               (d)  Special Rule for TRASOP Account and Donnelley Matching
                    ------------------------------------------------------
          Account. Notwithstanding subsections (b) and (c) above, a Member's
          -------
          TRASOP Account shall be invested primarily in shares of Company Stock. To the extent provided by Section 4.3, all of a Member's Donnelley Matching Account shall be invested in units of the Company Stock Fund. Notwithstanding anything herein to the contrary, a Member shall not be permitted to provide any investment direction with respect to the balance of his TRASOP Account or the balance of his Donnelley Matching Account. Any cash dividends paid with respect to shares of Company Stock credited to a Member's TRASOP Account shall be held uninvested in such account until such accumulated dividends are distributed in accordance with Section 8.5. Any cash dividends paid with respect to units of the Company Stock Fund credited to a Member's Donnelley Matching Account shall be invested in accordance with Section 4.3.

12.  Section 7.2(c) is amended in its entirety to read as follows:

          (c)  Allocation of Matching Contributions. All matching contributions
               ------------------------------------
          made pursuant to Section 4.3(a) and supplemental matching contributions made pursuant to Section 4.3(b) shall be allocated to the Donnelley Matching Account of each Member for whom such contributions are made as of the last day of the payroll period with respect to which such Member's Employer makes the deferred compensation contribution to which the Matching Contribution relates.

13. Section 7.3(b) is amended by adding "other" before "portions" where it appears therein and by deleting "Matching" therefrom.

14. Section 7.3(c) is amended by adding "Donnelley Matching Account," after "Matching Account," where it appears therein.

15. The first paragraph of Section 8.3(a) is amended by adding ", Donnelley Matching Account" after "Matching Account" where it appears therein.

16. Section 8.3(d) is amended by deleting "and" from the end of clause (4) thereof, adding a new clause (5) thereto which reads as follows: "Donnelley Matching Account and", and renumbering the existing clause (5) as clause
     (6).

17. Section 8.3(d) is further amended by adding ", Donnelley Matching Account" after "Matching Account" where it appears in the last paragraph thereof.

18. Clause (1) of Section 9.1(b) is amended by adding ", Donnelley Matching Account" after "Matching Account" where it appears therein.

19. The second sentence of paragraph (c) of Section 9.1 is amended by inserting the word "TRASOP" prior to the word "Account" and by changing the last word thereof from "date" to "Valuation Date."

20. The first sentence of Section 9.3 is amended by deleting the phrase ", and the portion of the Member's Matching Account that is invested in Company Stock,".

21. Clause (b) of Section 9.4 is amended by deleting the phrase ", and the portion of the Member's Matching Account that is invested in Company Stock,".

22. Section 11.3(b) is amended by adding "or Donnelley Matching Account" after "Matching Account" where it appears therein.

23.  Sections 12.1 and 12.2 are amended in their entireties to read as follows:

               Section 12.1. Voting Rights. Each Member, as a named fiduciary
               ------------  -------------
          within the meaning of section 403(a)(1) of ERISA, shall be entitled to direct the Trustee with respect to the vote of the shares of Company Stock held by the Trustee and allocated to his Account or represented by units of the Company Stock Fund credited to his Account (including fractional shares or units as the case may be) as of the shareholder record date for such vote, and the Trustee shall follow the directions of such Member. To the extent that the Trustee does not receive timely instructions from a Member who has the authority pursuant to the preceding sentence to instruct the Trustee to vote the shares allocated or units of the Company Stock Fund credited to his Account, such Member, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, shall be deemed to have timely instructed the Trustee to vote such shares, or the shares represented by such units, as the case may be, against the proposal on which the vote is being taken as such proposal is set forth in the proxy or other materials distributed to stockholders of the Company. The Trustee shall vote all unallocated shares of Company Stock, and shares of Company Stock represented by units of the Company Stock Fund which are not credited to Members' Accounts, to the extent permitted by law, against the proposal on which the vote is being taken as such proposal is set forth in the proxy or other materials distributed to stockholders of the Company. Written notice of any meeting of stockholders of the Company or other occasion for the exercise of voting or other rights and a request for voting instructions, together with a description of the consequences of a Member failing to provide timely instructions with respect to the exercise of such voting or other rights, shall be given by the Administrator in such manner as the Trustee shall determine, to each Member entitled to give instructions for voting such shares of Company Stock on such occasion, within the time for furnishing such notice to stockholders of the Company.

               Section 12.2. Shareholder Rights in the Event of a Tender Offer.
               ------------  -------------------------------------------------
          In the event a tender offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of stock in return for valuable consideration, including but not limited to, offers regulated by Section 14(d) of the Securities Exchange Act of 1934, each Member, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, shall be entitled to direct the Trustee with respect to the sale, exchange or transfer of shares of Company Stock held by the Trustee and allocated to such Member's Account or represented by units of the Company Stock Fund credited to such Member's Account (including fractional shares or units, as the case may be), and the Trustee shall follow the directions of such Member. To the extent that the Trustee does not receive timely instructions from a Member who has the authority pursuant to the preceding sentence to instruct the Trustee to tender or exchange either the shares allocated to his Account or the shares represented by the units of the Company Stock Fund credited to his Account, such Member, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, shall be deemed to have timely instructed the Trustee not to tender or exchange such shares of Company Stock allocated to his Account or such shares represented by the units of the Company Stock Fund credited to such Member's Account. Written notice of any tender offer and a request for tender instructions, together with written notice of the consequences of a Member failing to provide timely instructions with respect to the sale, exchange or transfer of such shares of Company Stock, shall be given by the Administrator, in such manner as the Trustee shall determine, to each Member entitled to give tender instructions for such shares of Company Stock, within the time for furnishing such notice to stockholders of the Company. With respect to the tender or exchange of all unallocated shares of Company Stock, and shares of Company Stock represented by units of the Company Stock Fund which are not credited to Members' Accounts, to the extent permitted by law, the Trustee shall not tender or exchange such shares of Company Stock. A Member shall not be limited in the number of instructions to tender or withdraw from tender which he can give but a Member shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee. Notwithstanding Section 7.1(d), with respect to proceeds from the sale of any shares of Company Stock sold pursuant to this paragraph, the Trustee shall invest the proceeds as directed by the Member among the investment options then available under the Plan.

24.  Supplement Number One to the Plan is hereby deleted in its entirety.

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